Exhibit 3.2


DEAN HELLER
SECRETARY OF STATE
204 NORTH CARSON STREET, SUITE 1
CARSON CITY, NEVADA 89701 -4299
(775) 684 5708
WEBSITE: SECRETARYOFSTATE.BIZ


CERTIFICATE OF CORRECTION
(PURSUANT TO NRS 78,78A, 80, 81,
82, 84, 86, 87, 58, 88A, 89 AND 92A)



                            CERTIFICATE OF CORRECTION
                            -------------------------
     (PURSUANT TO NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 AND 92A)

1.  The  name  of  the  ENTITY  for  which  correction  is  being  made:

KONIGSBERG CORPORATION

2.  Description  of  the  original  document for which correction is being made:

CERTIFICATE OF CHANGE FILED PURSUANT TO NRS 78.209 (the "Certificate")

3.  Filing  date  of  the  original document for which correction is being made:

4/17/06

4.  Description  of  the  inaccuracy  or  defect.

Section 3. of the Certificate failed to state that the Corporation had 100,000,000 shares of $0.001 par value preferred stock authorized. Section 4. of the Certificate failed to state that after the "change" the Corporation still had 100,000,000 shares of $0.001 par value preferred stock authorized, which preferred stock was not effected by the "change."

5.  Correction  of  the  inaccuracy  or  defect.

Section 3. of the Certificate is amended to state: "Authorized shares of common stock prior to the change: 100,000,000 shares, $0.001 par value. Authorized shares of preferred stock prior to the change: 100,000,000 shares, $0.001 par value."

Section 4. of the Certificate is amended to state "Authorized shares of common stock after the change: 400,000,000 shares, $0.001 par value. Authorized shares of preferred stock after the change: 100,000,000 shares, $0.001 par value."

6. Signature:

/s/ Adam Cegielski             President        April 17, 2006
-------------------
AUTHORIZED SIGNATURE           TITLE *          DATE

*lf entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited -Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

THIS FORM MUST BE ACCOMPANIED BY APPROPRIATE FEES.     Nevada secretary of state
am correction 2003
                                                            Revised on: 10/03/05

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